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                                                                    Exhibit 10.2

                            PENSION RESTORATION PLAN

                        FOR NISOURCE INC. AND AFFILIATES

                AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2004

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                                TABLE OF CONTENTS

                                                                                      PAGE
                                                                                      ----
ARTICLE I             PURPOSE....................................................      1

ARTICLE II            DEFINITIONS................................................      2

         2.1      Affiliated Company.............................................      2

         2.2      Basic Plan.....................................................      2

         2.3      Code...........................................................      2

         2.4      Committee......................................................      2

         2.5      Company........................................................      2

         2.6      DCP............................................................      2

         2.7      Employee.......................................................      2

         2.8      Employer.......................................................      2

         2.9      ERISA..........................................................      3

         2.10     Limits.........................................................      3

         2.11     Participant....................................................      3

         2.12     Plan...........................................................      3

ARTICLE III           PARTICIPATION IN PLAN......................................      3

ARTICLE IV            AMOUNT OF BENEFIT..........................................      3

         4.1      Participants Before January 1, 2004............................      3

         4.2      Participants On or After January 1, 2004.......................      4

ARTICLE V             TIME AND METHOD OF PAYMENT.................................      5

         5.1      Method of Payment..............................................      5

         5.2      Timing of Payment..............................................      6

         5.3      Committee Approval.............................................      6

         5.4      Interest and Mortality Assumptions.............................      6

ARTICLE VI            ADMINISTRATION OF PLAN.....................................      7

ARTICLE VII           COMPANY'S RIGHTS TO AMEND OR TERMINATE PLAN................      7

ARTICLE VIII          MISCELLANEOUS PROVISIONS...................................      7

                                      -i-

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
         8.1      Definitions....................................................      7

         8.2      Unsecured General Creditor.....................................      7

         8.3      Income Tax Payout..............................................      8

         8.4      General Conditions.............................................      8

         8.5      No Guaranty of Benefits........................................      9

         8.6      No Enlargement of Employee Rights..............................      9

         8.7      Spendthrift Provision..........................................      9

         8.8      Applicable Law.................................................     10

         8.9      Incapacity of Recipient........................................     10

         8.10     Unclaimed Benefit..............................................     10

         8.11     Limitations on Liability.......................................     10

         8.12     Claims Procedure...............................................     11

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                            PENSION RESTORATION PLAN
                        FOR NISOURCE INC. AND AFFILIATES

                AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2004

                                    ARTICLE I

                                     PURPOSE

      The Columbia Gas System, Inc., adopted The Pension Restoration Plan for The Columbia Gas System, Inc., as amended and restated effective March 1, 1997. The Plan was amended and restated, effective January 1, 2002, by Columbia Energy Group, successor to Columbia Gas System, Inc., and renamed the Pension Restoration Plan for the Columbia Energy Group. Effective January 1, 2004, NiSource Inc., the parent company of Columbia Energy Group, assumes sponsorship of the Pension Restoration Plan for Columbia Energy Group, renames the Plan the Pension Restoration Plan for NiSource Inc. and Affiliates, and broadens the Plan to include all employees of NiSource Inc. and Affiliated Companies.

      The purpose of the Plan is to provide for the payment of pension restoration benefits to employees of NiSource Inc. and Affiliated Companies, whose benefits under the Basic Plans are subject to the Limits, or affected by deferrals into the DCP, so that the total pension plan benefits of such employees will be determined on the same basis as is applicable to all other employees of the Company. The Plan is adopted solely (1) for the purpose of providing benefits to Participants in the Plan and their Beneficiaries in excess of the Limits imposed on qualified plans by Sections 415 and 401(a)(17), and any other sections, of the Code, by restoring benefits to such Plan Participants and Beneficiaries that are no longer available under the Basic Plans as a result of the Limits, and (2) for the purpose of restoring benefits to Plan Participants and Beneficiaries that are no longer available under the Basic Plans as a result of the Participant's deferrals into the DCP. The provisions of the Plan apply only to Participants who actively

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participate in the Plan on or after January 1, 2004. Any Participant who retired or otherwise terminated employment with the Company and Affiliated Companies prior to January 1, 2004, shall have his or her rights determined under the provision of the Plan, as it existed when his or her employment relationship terminated.

                                   ARTICLE II

                                   DEFINITIONS

      2.1   "Affiliated Company" means an affiliate of NiSource Inc.

      2.2 "`Basic Plan(s)" means the tax qualified retirement plan(s) maintained by the Company and Affiliated Companies listed on Schedule A, attached hereto.

      2.3   "Code" means the Internal Revenue Code of 1986, as amended.

      2.4 "Committee" means the NiSource Inc. and Affiliates Retirement Plan Administrative and Investment Committee.

      2.5   "Company" means NiSource Inc.

      2.6 "DCP" means the Columbia Energy Group, Deferred Compensation Plan on or prior to December 31, 2003, and thereafter the NiSource Inc. Executive Deferred Compensation Plan.

      2.7 "Employee" means any individual who is employed by an Employer on a basis that involves payment of salary, wages or commissions.

      2.8 "Employer" means the Company or an Affiliated Company whose Employees participate in the Plan.

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      2.9   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      2.10 "Limits" means the limits imposed on tax qualified retirement plans by Sections 415 and 401(a)(17) and any other Sections of the Code.

      2.11 "Participant" means any Employee who is participating in the Plan in accordance with its provisions.

      2.12 "Plan" means the Pension Restoration Plan for NiSource Inc. and Affiliates (formerly known as the Pension Restoration Plan for the Columbia Energy Group, and before that as the Pension Restoration Plan for The Columbia Gas System, Inc.), as set forth herein.

                                  ARTICLE III

                            PARTICIPATION IN THE PLAN

      Each Employee of an Employer shall be a Participant in the Plan if his or her benefits under a Basic Plan are affected by the Limits or by his or her deferrals under the DCP.

                                   ARTICLE IV

                                AMOUNT OF BENEFIT

      4.1 Participants Before January 1, 2004. The benefit payable under the Plan to a Participant who was participating in the Plan prior to January 1, 2004, or to his or her Beneficiary under a Basic Plan, shall be equal to the excess (if any) of the benefit determined under Paragraph (a) below over the benefit determined under Paragraph (b) below:

      (a) The benefit that would have been payable under a Basic Plan to a Participant, or to his or her Beneficiary determined under the Basic Plan, which benefit shall be

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            determined (i) without regard to the Limits and (ii) without regard to the Participant's deferrals into the DCP, if any.

      (b) The benefit actually payable to the Participant, or to his or her Beneficiary determined under a Basic Plan, which benefit shall be determined after applying the Limits and considering deferrals into the DCP, if any.

      4.2   Participants On or After January 1, 2004.

      (a) The benefit payable under the Plan to a Participant who first becomes a Participant on or after January 1, 2004, and whose Accrued Benefit under a Basic Plan is a Final Average Pay Option Benefit, or to his or her Beneficiary under the Basic Plan, shall be equal to the excess (if any) of the benefit determined under Paragraph (1) below over the benefit determined under Paragraph (2) below:

                  (1) The benefit that would have been payable under a Basic Plan to a Participant or his or her Beneficiary, calculated based upon the Participant's Credited Service and Compensation from and after the date the Participant first becomes eligible to participate in the Plan, which benefit shall be determined (i) without regard to the Limits and (ii) without regard to the Participant's deferrals into the DCP, if any.

                  (2) The benefit actually payable to the Participant, or to his or her Beneficiary determined under a Basic Plan, calculated based upon the Participant's Credited Service and Compensation from and after the date the Participant first becomes eligible to participate in

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                        the Plan, which benefit shall be determined after
                        applying the Limits and considering deferrals into the DCP, if any.

            A Participant's service used under the Basic Plan for purposes of determining eligibility for any retirement benefit shall also be used for similar purposes hereunder.

      (b) The benefit payable under the Plan to a Participant who first becomes a Participant on or after January 1, 2004, and whose Accrued Benefit under a Basic Plan is an Account Balance Option Benefit, or to his or her Beneficiary under the Basic Plan, shall be equal to the excess (if any) of the benefit determined under Paragraph (1) below over the benefit determined under Paragraph (2) below, determined as if the Participant's Opening Account Balance is $0 as of January 1, 2004:

                  (1) The benefit that would have been payable under a Basic Plan to a Participant or his or her Beneficiary, which benefit shall be determined (i) without regard to the Limits and (ii) without regard to the Participant's deferrals into the DCP, if any.

                  (2) The benefit actually payable to the Participant, or to his or her Beneficiary determined under a Basic Plan, which benefit shall be determined after applying the Limits and considering deferrals into the DCP, if any.

                                   ARTICLE V

                      TIME AND METHOD OF PAYMENT OF BENEFIT

      5.1 Method of Payment. The benefit payable to a Participant or his or her Beneficiary shall be paid in the same form under which the Basic Plan Accrued Benefit is payable to the

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Participant or his or her Beneficiary. The Participant's election under the
Basic Plan of any optional form of payment of his or her Basic Plan Accrued Benefit (with the valid consent of his or her surviving spouse where required under the Basic Plan) shall also be applicable to the payment of his or her Benefit under the Plan.

      5.2 Timing of Payment. Payment of the benefit to a Participant or his or her Beneficiary shall commence on the same date as payment of the Basic Plan Accrued Benefit to the Participant or his or her Beneficiary commences. Any election under the Basic Plan made by the Participant with respect to the commencement of payment of his or her Basic Plan Accrued Benefit shall also be applicable with respect to the commencement of payment of his or her benefit under the Plan.

      5.3 Committee Approval. Notwithstanding the provisions of Sections 5.1 and 5.2 above, an election made by the Participant under the Basic Plan with respect to the form of payment of his or her Basic Plan Accrued Benefit (with the valid consent of his or her surviving spouse where required under the Basic
Plan), or the date for commencement of payment thereof, shall not be effective with respect to the form of payment or date for commencement of payment of his or her benefit under the Plan unless such election is expressly approved in writing by the Committee with respect to his or her benefit. If the Committee shall not approve such election in writing, then the form of payment or date for commencement of payment of the Participant's benefit under the Plan shall be selected by the Committee at its sole discretion.

      5.4   Interest and Mortality Assumptions. Determinations under Sections
5.2 and 5.3 shall be based on the interest and mortality assumptions used in the applicable Basic Plan on the date of such determination.

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                                   ARTICLE VI

                             ADMINISTRATION OF PLAN

      The Plan shall be administered by the Committee.

                                  ARTICLE VII

                   COMPANY'S RIGHT TO AMEND OR TERMINATE PLAN

      While the Company intends to maintain the Plan in conjunction with the Basic Plans, the Company, or the Officer Nomination and Compensation Committee of the Board of Directors of the Company, reserves the right to amend the Plan at any time and from time to time, or to terminate it at any time for any reason; provided, however, that no amendment or termination of the Plan shall impair or alter such right to a benefit that would have arisen under the Plan as it read before the effective date of such amendment or termination to or with respect to any employee who has become a Participant in the Plan before the effective date of such amendment or termination or with respect to his her Beneficiary.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

      8.1 Definitions. The terms used in the Plan, that are defined in the Basic Plans, shall have the meanings assigned to them in the Basic Plans unless otherwise defined in the Plan.

      8.2 Unsecured General Creditor. Participants and Beneficiaries shall be unsecured general creditors, with no secured or preferential right to any assets of the Company, any other Employer, or any other party for payment of benefits under the Plan. Obligations of the Company and each other Employer under the Plan shall be an unfunded and unsecured promise to pay money in the future.

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      8.3   Income Tax Payout. Notwithstanding anything to the contrary contained herein, (a) in the event that the Internal Revenue Service prevails in its claim that any amount of a benefit payable pursuant to the Plan and held in the general assets of the Company or any other Employer, constitutes taxable income to a Participant or his or her Beneficiary for such taxable year of him or her, prior to the taxable year in which such amount is distributed to him or her, or (b) in the event that legal counsel satisfactory to the Company, and the applicable Participant or his or her Beneficiary, renders an opinion that the Internal Revenue Service would likely prevail in such a claim, the amount of such benefit held in the general assets of the Company or any other Employer, to the extent constituting taxable income, shall be immediately distributed to the Participant or his or her Beneficiary. For purposes of this Section, the Internal Revenue Service shall be deemed to have prevailed in a claim if such claim is upheld by a court of final jurisdiction, or if the Participant or Beneficiary, based upon an opinion of legal counsel satisfactory to the Company and the Participant or his or her Beneficiary, fails to appeal a decision of the Internal Revenue Service, or a court of applicable jurisdiction, with respect to such claim, to an appropriate Internal Revenue Service appeals authority or to a court of higher jurisdiction within the appropriate time period.

      8.4 General Conditions. Except as otherwise expressly provided herein, all terms and conditions of a Basic Plan applicable to a Basic Plan benefit shall also be applicable to a benefit payable hereunder. Any Basic Plan benefit shall be paid solely in accordance with the terms and conditions of the applicable Basic Plan and nothing in the Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Basic Plan.

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      8.5   No Guaranty of Benefits. Nothing contained in the Plan shall constitute a guaranty by the Company or any other Employer or any other entity or person that the assets of the Company or any other Employer will be sufficient to pay any benefit hereunder.

      8.6 No Enlargement of Employee Rights. No Participant or Beneficiary shall have any right to a benefit under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant or Beneficiary the right to be retained in the service of the Company or any Affiliated Company.

      8.7 Spendthrift Provision. No interest of any person or entity in, or right to receive a benefit under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a benefit be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance, and claims in bankruptcy proceedings.

      Notwithstanding the preceding paragraph, the benefit of any Participant shall be subject to and payable in the amount determined in accordance with any qualified domestic relations order, as that term is defined in Section 206(d)(3) of the ERISA. The Committee shall provide for payment of such benefit to an alternate payee (as defined in ERISA Section 206(d)(3)) as soon as administratively possible following receipt of such order. Any federal, state or local income tax associated with such payment shall be the responsibility of the alternate payee. The benefit that is subject to any qualified domestic relations order shall be reduced by the amount of any payment made pursuant to such order.

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      8.8   Applicable Law. The Plan shall be construed and administered under the laws of the State of Indiana, except to the extent preempted by applicable federal law.

      8.9 Incapacity of Recipient. If any person entitled to a benefit payment under the Plan is deemed by the Committee to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Committee may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company, any other Employer, the Committee and the Plan therefor.

      8.10 Unclaimed Benefit. Each Participant shall keep the Committee informed of his or her current address and the current address of his or her Beneficiaries. The Committee shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Committee within three (3) years after the date on which payment of the Participant's benefit may first be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, the Committee is unable to locate any Beneficiary of the Participant, then the Committee shall have no further obligation to pay any benefit hereunder to such Participant, Beneficiary, or any other person and such benefit shall be irrevocably forfeited.

      8.11 Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, none of the Company, any other Employer, or any individual acting as an employee, or

                                       10

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agent at the direction of the Company or any other Employer, or any member of the Committee, shall be liable to any Participant, former Participant, Beneficiary, or any other person for any claim, loss, liability or expense incurred in connection with the Plan.

      8.12 Claims Procedure. Claims for benefits under the Plan shall be made in writing to the Committee. If the Committee wholly or partially denies a claim for benefits, the Committee shall, within a reasonable period of time, but no later than 90 days after receiving the claim, notify the claimant in writing of the denial of the claim. If the Committee fails to notify the claimant in writing of the denial of the claim within 90 days after the Committee receives it, the claim shall be deemed denied. A notice of denial shall be written in a manner calculated to be understood by the claimant, and shall contain:

      (a)   the specific reason or reasons for denial of the claim;

      (b) a specific reference to the pertinent Plan provisions upon which the denial is based;

      (c) a description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary; and

      (d)   an explanation of the Plan's review procedure.

Within 60 days of the receipt by the claimant of the written notice of denial of the claim, or within 60 days after the claim is deemed denied as set forth above, if applicable, the claimant may file a written request with the Committee that it conduct a full and fair review of the denial of the claimant's claim for benefits, including the conducting of a hearing, if the Committee deems one necessary. In connection with the claimant's appeal of the denial of his or her benefit, the claimant may review pertinent documents and may submit issues and comments in writing. The Committee shall render a decision on the claim appeal promptly, but not later than 60 days after receiving the claimant's request for review, unless, in the discretion of the Committee, special circumstances (such as the need to hold a hearing) require an extension of

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time for processing, in which case the 60-day period may be extended to 120 days. The Committee shall notify the claimant in writing of any such extension. The decision upon review shall (1) include specific reasons for the decision,
(2) be written in a manner calculated to be understood by the claimant, and (3) contain specific references to the pertinent Plan provisions upon which the decision is based.

      IN WITNESS WHEREOF, NiSource Inc. has caused this amended and restated Plan to be executed in its name, by its duly authorized officer, on this 16th day of April 2004, effective as of January 1, 2004.

                                                              NISOURCE INC.

Date:    April 16, 2004                            By:  /s/ S. LaNette Zimmerman
                                                    ---------------------------
                                                   ATTEST:

Date:    April 19, 2004                            By: /s/ Gary W. Pottorff
                                                    ---------------------------

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                                   SCHEDULE A

NiSource Inc. and Northern Indiana Public Service Company Pension Plan Provisions Pertaining to Salaried and Non-Exempt employees
NiSource Subsidiary Pension Plan
Retirement Plan of Columbia Energy Group Companies
Bay State Gas Company Pension Plan.

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